UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2013, the Board of Directors (the “Board”) of NorthStar Realty Finance Corp. (the “Company”) appointed Albert Tylis as the President of the Company.

Effective January 30, 2013, the Board also appointed Daniel R. Gilbert to the newly created position of Chief Investment and Operating Officer of the Company.  Mr. Gilbert was further appointed as the Chief Executive Officer of NorthStar Realty Asset Management, LLC, a newly formed subsidiary of the Company.

Mr. Tylis, age 38, had been our Co-President, Chief Operating Officer and Secretary since April 2011.  He also served as our General Counsel from April 2006 to April 2011 and our Chief Operating Officer since January 2010, our Executive Vice President since January 2007 and our Secretary since April 2006.

Mr. Gilbert, age 43, had been our Co-President and Chief Investment Officer since April 2011.   Mr. Gilbert had also been our Executive Vice President since our initial public offering in October 2004 until April 2011 and our Chief Investment Officer since January 2009.

Except as otherwise disclosed in filings with the Securities and Exchange Commission, there are no understandings or arrangements between Messrs. Tylis and Gilbert and any other person pursuant to which they were each appointed to the offices set forth herein and there are no transactions regarding Messrs. Tylis and Gilbert that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: January 31, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary